Exhibit 5.1

                       MASLON EDELMAN BORMAN & BRAND, LLP
                             3300 Wells Fargo Center
                               90 South 7th Street
                          Minneapolis, Minnesota 55402
                                 (612) 672-8200

April 28, 2005

Equitex, Inc.
7315 East Peakview Avenue
Englewood, Colorado  80111

         Re:      Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Equitex, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about April 28, 2005 relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 6,092,076 shares of common stock issuable upon exercise of outstanding dividend warrants (the "Warrant Shares"), and 176,796 shares of common stock issued or issuable upon the conversion/exercise of certain warrants and conversion of debt (the "Shares," and collectively referred to with the Warrant Shares as the "Covered Shares"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the articles of incorporation and bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Company's board of directors relating to the issuance of the Shares covered by the Registration Statement, the preparation and filing of the Registration Statement and certain related matters; and (iv) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and the federal securities laws of the United States.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that: the Shares have been duly authorized and are validly issued, fully paid and non-assessable; when issued against payment of the requisite exercise price (in the case of the Warrant Shares), will be validly issued, fully paid and non-assessable.


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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.


                                        Very truly yours,



                                         /s/ MASLON EDELMAN BORMAN & BRAND, LLP